Exhibit 21.1

Subsidiaries of Cooper-Standard Holdings Inc. (1)

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Automotive (Australia) Pty. Ltd.	Australia
CSA (Barbados) Investment Co. Ltd.	Barbados
Cooper-Standard Automotive Brasil Sealing Ltda.	Brazil
Itatiaia Standard Industrial Ltda.	Brazil
Cooper-Standard Automotive Canada Limited	Canada
Cooper (Wuhu) Automotive Co., Ltd.	China
Cooper Standard (Shandong) Automotive Parts Co., Ltd.	China
Cooper Standard Automotive (Kunshan) Co., Ltd.	China
Cooper Standard Automotive (Suzhou) Co., Ltd.	China
Cooper Standard Chongqing Automotive Co., Ltd.	China
Cooper Standard Fluid Systems (Kunshan) Co. Ltd.	China
Cooper Standard INOAC Automotive (Huai'an) Co Ltd	China
Cooper Standard Sealing (Guangzou) Co. Ltd. (51%)	China
Cooper Standard Sealing (Shanghai) Co., Ltd.	China
Cooper Standard Sealing (Shenyang) Co. Ltd.	China
Cooper-Standard Dongfeng Automotive Parts Co., Ltd. (70%)	China
Cooper-Standard FAWSN Automotive Systems (Changchun) Co., Ltd. (55%)	China
Cooper-Standard Investment Co., Ltd.	China
Shanghai Jyco Sealing Products Co., Ltd.	China
Shanghai Shumi Automotive Parts Co., Ltd.	China
Yantai Leading Solution Auto Parts Co., Ltd (50%)	China
CS Automotive Costa Rica S.A.	Costa Rica
Cooper-Standard Automotive Ceska Republika s.r.o.	Czech Republic
Cooper-Standard Automotive France S.A.S.	France
Cooper-Standard France SAS	France
Cooper Standard Europe GmbH	Germany
Cooper Standard GmbH	Germany
Cooper Standard Service GmbH	Germany
Cooper Standard Technical Rubber GmbH	Germany
Cooper-Standard Automotive (Deutschland) GmbH	Germany
Metzeler Kautschuk Unterstützungskasse Gesellschaft mit beschränkter Haftung	Germany
Cooper-Standard Services India Private Limited	India
Polyrub Cooper Standard FTS Private Ltd. (35%)	India
Cooper-Standard Automotive Italy S.p.A.	Italy
Cooper-Standard Automotive Italy Service SRL	Italy
Cooper Standard Automotive Japan Inc.	Japan
Cooper Standard Automotive Korea Inc.	Korea, Republic of
Cooper Standard Korea Inc.	Korea, Republic of
CooperStandard Automotive and Industrial Inc.	Korea, Republic of
Coopermex, S.A. de C.V.	Mexico
Cooper-Standard Automotive de Mexico S.A. de C.V.	Mexico
Cooper-Standard Automotive FHS, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Fluid Systems de Mexico, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive Sealing de Mexico, S.A. de C.V.	Mexico
Cooper-Standard Automotive Services, S. de R.L. de C.V.	Mexico
Cooper-Standard de México S de RL de CV	Mexico

Subsidiary Name	Jurisdiction of Organization
Cooper-Standard Technical Services de Mexico, S. de R.L. de C.V.	Mexico
CS Mexico Holdings, S. de R.L. de C.V.	Mexico
Manufacturera El Jarudo, S. de R.L. de C.V.	Mexico
Cooper-Standard Automotive International Holdings B.V.	Netherlands
Cooper-Standard Latin America B.V.	Netherlands
Cooper Standard Polska Sp. z o.o.	Poland
S.C. Cooper-Standard Romania SRL	Romania
Cooper Standard Srbija DOO Sremska Mitrovica	Serbia
Cooper-Standard Holdings Singapore Pte. Ltd.	Singapore
Cooper-Standard Pte. Ltd.	Singapore
Cooper-Standard Automotive España, S.L.	Spain
Cooper Standard Sweden filial of Cooper-Standard Automotive International Holdings B.V.(2)	Sweden
Nishikawa Tachaplalert Cooper Ltd. (20%)	Thailand
Cooper-Standard Automotive UK Limited	United Kingdom
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	United States (Delaware)
Cooper-Standard Canada Holdings LLC	United States (Delaware)
Cooper-Standard FHS LLC	United States (Delaware)
CS Intermediate HoldCo 1 LLC	United States (Delaware)
NISCO Holding Company	United States (Delaware)
Nishikawa Cooper LLC (40%)	United States (Delaware)
Liveline Technologies Inc.	United States (Delaware)
Cooper-Standard Foundation Inc.(3)	United States (Michigan)
Cooper-Standard Automotive Inc.	United States (Ohio)
Cooper-Standard Industrial and Specialty Group, LLC	United States (Ohio)
CSA Services Inc.	United States (Ohio)

(1) Subsidiaries as of January 31, 2023; wholly-owned except as otherwise indicated
(2) This is a branch office of Cooper-Standard Automotive International Holdings B.V.
(3) This is a Michigan non-profit corporation